Exhibit 10.2

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

        This First Amendment to Registration Rights Agreement (this “First Amendment to Registration Rights Agreement”) is made as of this 31st day of December, 2003, between ASCENT ASSURANCE, INC. (the “Company”) and SPECIAL SITUATIONS HOLDINGS, INC. – WESTBRIDGE (“SPV”).

WITNESSETH

        WHEREAS, the Company and SPV are parties to a Registration Rights Agreement dated as of March 24, 1999 (the “Registration Rights Agreement”), providing, subject to the terms and conditions thereof, for the registration under the Securities Act of Registrable Securities owned by Holders; and

        WHEREAS, the parties have entered into the Exchange Agreement dated as of December 31, 2003 providing, among other things, for the amendment to the Registration Rights Agreement contemplated hereby;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

        Section 1. Definitions. Except as otherwise defined in this First Amendment to Registration Rights Agreement, terms defined in the Registration Rights Agreement are used herein as defined therein.

        Section 2. Amendments. The Registration Rights Agreement shall, effective as of the date hereof, be amended as follows:

        2.1.        Registration Rights Agreement References. References in the Registration Rights Agreement (including references to the Registration Rights Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Registration Rights Agreement as amended hereby.

        2.2.        Definitions. (a) Section 1(b) of the Registration Rights Agreement shall be amended by adding the following new definition in alphabetical order:

“Series B Preferred Stock” means the Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

(b) The definition of “Registrable Securities” contained in Section 1(b) of the Registration Rights Agreement shall be amended by:

(i) Adding to the end of clause (iii) thereof, before the word “and”, the following phrase: “or any shares of Common Stock issued upon conversion of shares of Series B Preferred Stock”; and

(ii) Adding to the last sentence thereof, after the words “Preferred Stock” in the two places that such words appear in such sentence, the following words: “or the Series B Preferred Stock”.

        Section 3. Miscellaneous. Except as herein provided, the Registration Rights Agreement shall remain unchanged and in full force and effect. This First Amendment to Registration Rights Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This First Amendment to Registration Rights Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof, as if it were a contract between the Company and SPV made and to be performed entirely within that State.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Registration Rights Agreement to be duly executed and delivered as of the day and year first above written.

ASCENT ASSURANCE, INC.

By: Patrick J. Mitchell
Patrick J. Mitchell Chief Executive Officer

SPECIAL SITUATIONS HOLDINGS, INC. – WESTBRIDGE

By: Alan Freudenstein
Alan Freudenstein President